                                                                   EXHIBIT 10.05

                              AMENDED AND RESTATED
                  EASTMAN EXECUTIVE DEFERRED COMPENSATION PLAN

                          (AS AMENDED FEBRUARY 6, 2003)

                            EASTMAN CHEMICAL COMPANY


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
                              AMENDED AND RESTATED
                  EASTMAN EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

Section           Title                                                                                      Page
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
Preamble.........................................................................................................

Section 1.        Definitions....................................................................................

Section 2.        Deferral of Compensation.......................................................................

Section 3.        Time of Election of Deferral...................................................................

Section 4.        Hypothetical Investments.......................................................................

Section 5.        Deferrals and Crediting Amounts to Accounts....................................................

Section 6.        Deferral Period................................................................................

Section 7.        Investment in the Stock Account and Transfers Between Accounts.................................

Section 8.        Payment of Deferred Compensation...............................................................

Section 9.        Payment of Deferred Compensation After Death...................................................

Section 10.       Acceleration of Payment for Hardship...........................................................


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

Section           Title                                                                                      Page
-------           -----                                                                                      ----
Section 11.       Non-Competition and Non-Disclosure Provision...................................................

Section 12.       Participant's Rights Unsecured.................................................................

Section 13.       No Right to Continued Employment...............................................................

Section 14.       Statement of Account...........................................................................

Section 15.       Deductions.....................................................................................

Section 16.       Administration.................................................................................

Section 17.       Amendment......................................................................................

Section 18.       Governing Law..................................................................................

Section 19.       Change in Control..............................................................................

Section 20.       Compliance with SEC Regulations................................................................

Section 21.       Successors and Assigns.........................................................................


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                              AMENDED AND RESTATED
                  EASTMAN EXECUTIVE DEFERRED COMPENSATION PLAN

         PREAMBLE. The Amended and Restated Eastman Executive Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement for eligible employees of Eastman Chemical Company ("the Company") and certain of its subsidiaries. Under the Plan, each Eligible Employee is annually given an opportunity to defer payment of part of his or her cash compensation.

In addition, this document reflects the merger into this Plan of an unfunded, non-qualified deferred compensation plan known as the Eastman ESOP Excess Plan (the "ESOP Excess Plan"), which restores to eligible employees allocations that cannot be made under the Eastman Employee Stock Ownership Plan because of the limitations of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. Such merger occurred as of October 1, 2001, and following such merger, the amounts credited to the Participant's Account under the ESOP Excess Plan shall be treated as a separate account (the ESOP Account) until January 1, 2003, at which time such accounts shall be merged into the Participant's EDCP Account hereunder. In addition, future ESOP allocations, if any, that would have been made under the ESOP Excess Plan shall, after October 1, 2001, be made to the Participant's EDCP Account under Section 2.2 of this Plan.

This Plan originally was adopted effective January 1, 1994, and is now amended and restated effective as of August 1, 2002.

SECTION 1.  DEFINITIONS.

         SECTION 1.1. "Account" means the EDCP Account and the ESOP Account. Each such Account is further sub-divided into an Interest Account and a Stock Account. Effective as of January 1, 2003, each Participant's ESOP Account will be merged into such Participant's EDCP Account.

         SECTION 1.2.  "Board" means the Board of Directors of the Company.

         SECTION 1.3. "Change In Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1 (a) of a Current Report on Form 8-K, as in effect on August 1, 1993, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or
(ii) individuals who constitute the Board on January 1, 1994 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof,


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provided that: any person becoming a director subsequent to January 1, 1994 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board,
(iii) upon approval by the Company's stockholders of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company. Notwithstanding the occurrence of any of the foregoing, the Compensation Committee may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change In Control shall not be so considered. Such determination shall be effective only if it is made by the Compensation Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Compensation Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change In Control.

         SECTION 1.4. "Common Stock" means the $.01 par value common stock of the Company.

         SECTION 1.5.  "Company" means Eastman Chemical Company.

         Section 1.6. "Compensation Committee" shall mean the Compensation and Management Development Committee of the Board.

         SECTION 1.7. "Deferrable Amount" means, for a given fiscal year of the Company, an amount equal to the sum of the Eligible Employee's (i) annual base cash compensation; (ii) annual cash payments under the Eastman Performance Plan, the Company's Annual Performance Plan, the Company's Unit Performance Plan, the Company's Management Carried Interest Plan, and any sales incentive plan of the Company in which an Eligible Employee participates; (iii) stock and stock-based awards under the Omnibus Plan which, under the terms of the Omnibus Plan and the award, are payable in cash and required or allowed to be deferred into this Plan; (iv) signing bonus and/or retention bonus, if any, received in connection with his or her initial employment with the Company or the acquisition by the Company of such person's previous employer; (v) to the extent approved in his or its sole discretion by the Vice President, Human Resources, or by the Compensation Committee with respect to an executive officer, any Severance Pay; and (vi) cash awards under the Company's Employee/Team Recognition Program and Chairman & CEO's Award Program. In each case, however, the Deferrable Amount shall not include any amount that must be withheld from the Eligible Employee's wages for income or employment tax purposes.

         SECTION 1.8. "Eligible Employee" means a U.S.-based employee of the Company or any of its U.S. Subsidiaries who at any time (i) has a salary grade


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classification of SG 49 or above; or (ii) is not covered under clause (i), but who was an Eligible Employee under the Kodak Executive Deferred Compensation Plan, as in effect on January 1, 1994. Any employee who becomes eligible to participate in this Plan and in a future year does not qualify as an Eligible Employee because of a change in position level shall nevertheless be eligible to participate in such year.

         SECTION 1.9. "Enrollment Period" means the period designated by the Compensation Committee each year, provided however, that such period shall end on or before the last business day before the last Sunday in December of each year.

         SECTION 1.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         SECTION 1.11. "Initial Enrollment Period" means, for an Eligible Employee who is newly employed by the Company, the period beginning prior to such date of employment and ending 30 days after the date of employment. For a person who becomes an employee of the Company or a U.S. Subsidiary through an acquisition by the Company of such person's previous employer, "Initial Enrollment Period" with respect to deferral of any signing bonus or retention bonus payable to such person shall mean the period beginning prior to such date of acquisition, and ending 30 days after such date of acquisition.

         SECTION 1.12. "ESOP" means the Eastman Employee Stock Ownership portion of the Eastman Investment and Employee Stock Ownership Plan, as the same now exists or may be amended hereafter.

         SECTION 1.13. "ESOP Contribution Date" means the date, if any, on which the Trustee of the ESOP receives the Company's contributions to the ESOP for a particular Plan Year.

         SECTION 1.14. "ESOP Payout Percentage" means the percentage amount of an Eligible Employee's "Compensation" (as defined in the ESOP) to which such Eligible Employee is entitled as an allocation, whether such allocation is in the form of cash, Common Stock, or a combination thereof, under the ESOP for a particular Plan Year of the ESOP.

         SECTION 1.15. "Excess Compensation, means the excess, if any, of (1) an Employee's "Participating Earnings," as specified in the ESOP, over (2) the applicable dollar amount under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, which applies to the ESOP for a given plan year of the ESOP.

         SECTION 1.16. "Interest Account" means the account established by the Company for each Participant for compensation deferred or ESOP amounts credited pursuant to this Plan and which shall bear interest as described in Section 4.1 below. The maintenance of individual Interest Accounts is for bookkeeping purposes only. Until January 1, 2003, each Participant may have an Interest Account under both the EDCP Account and ESOP Account.

         SECTION 1.17. "Interest Rate" means the monthly average of bank prime lending rates to most favored customers as published in The Wall Street Journal, such average to be determined as of the last day of each month.

         SECTION 1.18. "Market Value" means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no such shares were traded on such day, said closing price


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on the next business day on which such shares are traded, provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, then "Market Value" shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing "asked" price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service.

         SECTION 1.19. "Omnibus Plan" means the Eastman Chemical Company 1994 Omnibus Long-Term Compensation Plan or any successor plan to the Omnibus Plan providing for awards of stock and stock-based compensation to Company employees.

         SECTION 1.20. "Participant" means an Eligible Employee who (i) elects for one or more years to defer compensation pursuant to this Plan; or (ii) receives an ESOP allocation under Section 2.2 of this Plan.

         SECTION 1.21. "Plan" means this Amended and Restated Eastman Executive Deferred Compensation Plan.

         SECTION 1.22. "Section 16 Insider" means a Participant who is, with respect to the Company, subject to Section 16 of the Exchange Act.

         SECTION 1.23. "Stock Account" means the account established by the Company for each Participant, the performance of which shall be measured by reference to the Market Value of Common Stock. The maintenance of individual Stock Accounts is for bookkeeping purposes only. Until January 1, 2003, each Participant may have a Stock Account under both the EDCP Account and ESOP Account.

         SECTION 1.24. "Severance Pay" means any severance or other compensation owed or agreed to be paid in connection with an Eligible Employee's termination of employment.

         SECTION 1.25. "U.S. Subsidiaries" means the United States subsidiaries of the Company listed on Schedule A.

         SECTION 1.26.  "Valuation Date" means each business day.

SECTION 2.  DEFERRAL OF COMPENSATION; ALLOCATIONS.

         SECTION 2.1. An Eligible Employee may elect to defer receipt of all or any portion of his or her Deferrable Amount to the Interest Account and/or Stock Account within such person's EDCP Account. A Participant may make deferrals under this Plan regardless of whether the Participant elects deferrals under the Eastman Investment and Employee Stock Ownership Plan. If an Eligible Employee terminates employment with the Company or any of its U.S. Subsidiaries, any previous deferral election with respect to a payment or award under the Eastman Performance Plan, the Company's Annual Performance Plan, the Company's Unit Performance Plan, the Company's Management Carried Interest Plan, Omnibus Plan, and any sales incentive plan of the Company in which an Eligible Employee participates, shall remain in effect with respect to such items of compensation payable after termination of employment.


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         SECTION 2.2.  For any Plan Year in which an Eligible Employee has
Excess Compensation, then at such time, if any, as the Company makes a contribution to the ESOP with respect to such Plan Year, the Company shall credit to the Eligible Employee's Stock Account within his EDCP Account under this Plan, an amount equal to the product of (1) the amount of such Eligible Employee's Excess Compensation multiplied by (2) the ESOP Payout Percentage.

SECTION 3. TIME OF ELECTION OF DEFERRAL. An Eligible Employee who wishes to defer compensation must irrevocably elect to do so during the applicable Enrollment Period. The Enrollment Period shall end prior to the first day of the calendar year in which the applicable Deferrable Amount will first be paid, earned, or awarded. Elections shall be made annually.

Notwithstanding the foregoing, (i) in the first year in which a person becomes an Eligible Employee by reason of being employed by the Company, the eligible Employee may elect to defer receipt of all or any portion of his or her Deferrable Amount earned for services to be performed subsequent to such election, provided that such election is made no later than the end of the Initial Enrollment Period; (ii) in the first year in which a person becomes an Eligible Employee through an acquisition by the Company of such person's previous employer, the eligible Employee may elect to defer receipt of all or any portion of his or her signing bonus and/or retention bonus, provided that
(x) the deferred amount represents compensation for services to be performed subsequent to such election, and (y) such election is made no later than the end of the Initial Enrollment Period; (iii) if and to the extent the Vice President, Human Resources or the Compensation Committee approves the deferral of Severance Pay pursuant to Section 1.7, such approval shall set forth the terms of the deferral of such Severance Pay; (iv) the initial election for deferral of a cash award under the Company's Employee/Team Recognition Program or the Chairman & CEO's Award Program shall be made no later than August 31, 2002.

SECTION 4.  HYPOTHETICAL INVESTMENTS.

         SECTION 4. 1. INTEREST ACCOUNTS. Amounts in a Participant's Interest Accounts are hypothetically invested in an interest bearing account which bears interest computed at the Interest Rate, compounded monthly.

         SECTION 4.2. STOCK ACCOUNTS. Amounts in a Participant's Stock Accounts are hypothetically invested in units of Common Stock. Amounts deferred into Stock Accounts are recorded as units of Common Stock, and fractions thereof with one unit equating to a single share of Common Stock. Thus, the value of one unit shall be the Market Value of a single share of Common Stock. The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock. The Company will not reserve or otherwise set aside any Common Stock for or to any Stock Account.


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SECTION 5.  DEFERRALS AND CREDITING AMOUNTS TO ACCOUNTS.

         SECTION 5.1. Manner of Electing Deferral. An Eligible Employee may elect to defer compensation by executing and returning to the Compensation Committee a deferred compensation form provided by the Company. The form shall indicate (i) the amount and sources of Deferrable Amount to be deferred; (ii) whether deferral of annual base cash compensation is to be at the same rate throughout the year, or at one rate for part of the year and at a second rate for the remainder of the year; and (iii) the portion of the deferral to be credited to the Participant's Interest Account and Stock Account respectively. An election to defer compensation shall be irrevocable following the end of the applicable Enrollment Period, but the portion of the deferral to be credited to the Participant's Interest Account and Stock Account, respectively, may be reallocated by the Participant in the manner specified by the Compensation Committee or its authorized designee through and including the business day immediately preceding the date on which the deferred amount is credited to the Participant's Accounts pursuant to Section 5.2.

         SECTION 5.2. Crediting of Amounts to Accounts. Except as otherwise provided in this Section with respect to Section 16 Insiders, amounts to be deferred shall be credited to the Participant's Interest Account and/or Stock Account, as applicable, within the EDCP Account as of the date such amounts are otherwise payable. An ESOP allocation which is made pursuant to Section 2.2 shall be credited to the Participant's Stock Account within the EDCP Account as of the date the Company makes the contribution to the ESOP which triggers the ESOP allocation under this Plan. Notwithstanding the foregoing, for each Section 16 Insider, each and every Deferrable Amount, when initially credited to the Participant's EDCP Account, shall be held in a Participant's Interest Account until the next date that dividends are paid on Common Stock (see Section 7.6 of the Plan), and on such date the Deferrable Amount that would have been initially credited to the Participant's Stock Account but for this sentence shall be transferred, together with allocable interest thereon, to the Participant's Stock Account, provided that such transfer shall be subject to the restrictions set forth in Section 7.2.

         SECTION 5.3. Transfers of Obligations from other Deferred Compensation Plans. The Compensation Committee hereby delegates to the Company's Vice President, Human Resources, the authority to permit from time to time the transfer to the EDCP Account under this Plan from other non-qualified deferred compensation plans or arrangements maintained by the Company or its affiliates, any amounts accrued to an Eligible Employee under such other plan or arrangement. In each case, before permitting such transfer the Company's Vice President, Human Resources shall determine that such transfer is in the best interests of the Company, and shall further determine that such transfer to this Plan is permitted under the terms of such other plan or arrangement.

SECTION 6. DEFERRAL PERIOD. Subject to Sections 9, 10, and 19 hereof, the amounts credited to a Participant's Accounts and earnings thereon will be deferred until the Participant retires or otherwise terminates employment with the Company or any of its U.S. Subsidiaries. Any such election shall be made during the applicable Enrollment Period on the deferred compensation form referenced in Section 5 above. The payment of a Participant's Account shall be governed by Sections 8, 9, 10, and 19, as applicable.


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Notwithstanding the foregoing, any fixed date election made by an Eligible
Employee under the Kodak Executive Deferred Compensation Plan shall remain in force under this Plan, provided he or she continues as an employee of the Company or any of its U.S. Subsidiaries during the period of deferral. Payment of such amount pursuant to a deferral election made under such Kodak Plan shall be made in cash in a single lump sum on the fifth business day in March in the year following the termination of such deferral period, and the amount of the lump sum due the Participant shall be valued as of the last Valuation Date in February in the year following the termination of the deferral period. If such Participant ceases to be an employee of the Company or any of its U.S. Subsidiaries prior to the end of the fixed period, Section 8 shall govern the payment of his or her Accounts.

SECTION 7.  INVESTMENT IN THE STOCK ACCOUNT AND TRANSFERS BETWEEN ACCOUNTS.

         SECTION 7.1. Election Into the Stock Account. Amounts to be credited to a Participant's Stock Account, whether by reason of a deferral election by the Participant or an ESOP allocation by the Company, shall be credited, as of the date described in Section 5.2, with that number of units of Common Stock, and fractions thereof, obtained by dividing the dollar amount to be credited into the respective Stock Account by the Market Value of the Common Stock as of such date.

         SECTION 7.2. Transfers Between Accounts. Except as otherwise provided in this Section, a Participant may direct that all or any portion, designated as a whole dollar amount, of the existing balance of his or her Interest or Stock Account be transferred to the other Account, effective as of (i) the date such election is made, if and only if such election is made prior to the close of trading on the New York Stock Exchange on a day on which the Common Stock is traded on the New York Stock Exchange, or (ii) if such election is made after the close of trading on the New York Stock Exchange on a given day or at any time on a day on which no sales of Common Stock are made on the New York Stock Exchange, then on the next business day on which the Common Stock is traded on the New York Stock Exchange (the date described in (i) or (ii), as applicable, is referred to hereinafter as the election's "Effective Date").

Such election shall be made in the manner specified by the Committee or its authorized designee; provided however, that a Section 16 Insider may only elect to transfer between his or her Accounts if he or she has made no election within the previous six months to effect an "opposite way" fund-switching (i.e., transfer out versus transfer in) transfer into or out of the Stock Account or the Eastman Stock Funds of the Eastman Investment and Employee Stock Ownership Plan, or any other "opposite way" intra-plan transfer or plan distribution involving a Company equity securities fund which constitutes a "Discretionary Transaction" as defined in Rule 16b-3 under the Exchange Act. A Participant's election to transfer less than all of the funds in his or her Interest Accounts to his or her Stock Accounts shall be applied pro rata to the Interest Account in the Participant's EDCP Account and ESOP Account. The same procedure shall be followed if the Participant elects to transfer less than all of the funds in his or her Stock Accounts to his or her Interest Accounts.

In addition, and notwithstanding the foregoing, a Section 16 Insider's Deferrable Amount that is initially allocated to his or her Interest Account as provided in Section 5.2, shall be transferred, following such initial


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allocation, from the Participant's Interest Account to his or her Stock Account
in the manner provided in Section 5.2.

         SECTION 7.3. TRANSFER INTO THE STOCK ACCOUNT. If a Participant elects pursuant to Section 7.2 to transfer an amount from his or her Interest Accounts to his or her Stock Accounts, then, effective as of the election's Effective Date, his or her Stock Accounts shall be credited with that number of units of Common Stock; and fractions thereof, obtained by dividing the dollar amount elected to be transferred by the Market Value of the Common Stock on the Valuation Date immediately preceding the election's Effective Date; and (ii) his or her Interest Accounts shall be reduced by the amount elected to be transferred.

         SECTION 7.4. TRANSFER OUT OF THE STOCK ACCOUNT. If a Participant elects pursuant to Section 7.2 to transfer an amount from his or her Stock Accounts to his or her Interest Account, effective as of the election's Effective Date; (i) his or her Interest Accounts shall be credited with a dollar amount equal to the amount obtained by multiplying the number of units to be transferred by the Market Value of the Common Stock on the Valuation Date immediately preceding the election's Effective Date; and (ii) his or her Stock Accounts shall be reduced by the number of units elected to be transferred.

         SECTION 7.5. DIVIDEND EQUIVALENTS. Effective as of the payment date for each cash dividend on the Common Stock, the Stock Accounts of each Participant who had a balance in his or her Stock Accounts on the record date for such dividend shall be credited with a number of units of Common Stock, and fractions thereof, obtained by dividing (i) the aggregate dollar amount of such cash dividend payable in respect of such Participant's Stock Accounts (determined by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Common Stock held in the Participant's Stock Accounts on the record date for such dividend); by (ii) the Market Value of the Common Stock on the Valuation Date immediately preceding the payment date for such cash dividend.

         SECTION 7.6. STOCK DIVIDENDS. Effective as of the payment date for each stock dividend on the Common Stock, additional units of Common Stock shall be credited to the Stock Accounts of each Participant who had a balance in his or her Stock Accounts on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock and fractions thereof, which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Accounts on such record date.

         SECTION 7.7. RECAPITALIZATION. If, as a result of a recapitalization of the Company, the outstanding shares of Common Stock shall be changed into a greater number or smaller number of shares, the number of units credited to a Participant's Stock Accounts shall be appropriately adjusted on the same basis.

         SECTION 7.8. DISTRIBUTIONS. Amounts in respect of units of Common Stock may only be distributed out of the Stock Accounts by transfer to the Interest Accounts (pursuant to Sections 7.2 and 7.4 or 7.10) or withdrawal from the Stock Accounts (pursuant to Sections 8, 9, 10, or 19), and shall be distributed in cash. The number of units to be distributed from a Participant's


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Stock Accounts shall be valued by multiplying the number of such units by the
Market Value of the Common Stock as of the Valuation Date immediately preceding the date such distribution is to occur. Pending the complete distribution under
Section 8.2 or liquidation under Section 7.10 of the Stock Accounts of a Participant who has terminated his or her employment with the Company or any of its U.S. Subsidiaries, the Participant shall continue to be able to make elections pursuant to Sections 7.2, 7.3, and 7.4 and his or her Stock Accounts shall continue to be credited with additional units of Common Stock pursuant to Sections 7.5, 7.6, and 7.7.

         SECTION 7.9. RESPONSIBILITY FOR INVESTMENT CHOICES. Each Participant is solely responsible for any decision to defer compensation into his or her EDCP Stock Account, and to retain in his or her ESOP Stock Account any amounts credited thereto, and to transfer amounts to and from his or her Stock Accounts. Each Participant accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to transfer into his or her Stock Accounts.

         SECTION 7.10. NO REINVESTMENT IN STOCK ACCOUNTS AFTER TERMINATION OF EMPLOYMENT. Once a Participant has terminated employment with the Company and all of its U.S. Subsidiaries, a Participant may, until his Account is fully distributed and pursuant to the rules of this Plan, elect to liquidate units of the Stock Accounts and transfer such value to the Interest Accounts, but the Participant may not transfer any funds from the Interest Accounts into the Stock Accounts. For purposes of valuing the units of Common Stock subject to such a transfer, the approach described in Section 7.8 shall be used.

SECTION 8.  PAYMENT OF DEFERRED COMPENSATION.

         SECTION 8.1. BACKGROUND. No withdrawal may be made from a Participant's Accounts except as provided in this Section 8 and Sections 9, 10, and 19.

         SECTION 8.2. MANNER OF PAYMENT. Payment of a Participant's Accounts shall be made in a single lump sum or annual installments, as elected by the Participant pursuant to this Section 8. The maximum number of annual installments is ten. The minimum annual installment payment permitted from the EDCP or ESOP Account, respectively, under such election (determined based on the value of the Participant's Accounts as of the last Valuation Date of the calendar year in which the Participant terminates employment, and disregarding any earnings under this Plan after such date) shall be one thousand dollars ($1,000); this minimum shall be applied by dividing by $1,000 the value of the Participant's respective Accounts (EDCP or ESOP) as of the last Valuation Date of the calendar year in which the Participant terminates employment, and the result, rounded down to the next largest whole number, shall be the maximum number of annual installments permitted. All payments from the Plan shall be made in cash.

         SECTION 8.3. TIMING OF PAYMENTS. Payments shall be made by the fifth business day in March and shall commence in any year elected by the Participant pursuant to this Section 8, up through the tenth year following the year in which the Participant retires, becomes disabled, or for any other reason, ceases to be an employee of the Company or any of its U.S. Subsidiaries, but in no event shall payment commence later than the year the Participant reaches age 71.


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         SECTION 8.4.  VALUATION. The amount of each payment shall be equal to the value, as of the preceding Valuation Date, of the Participant's Accounts, divided by the number of remaining to be paid. If payment of a Participant's Accounts is to be paid in installments and the Participant has a balance in his or her Stock Account at the time of the payment of an installment, the amount that shall be distributed from his or her Stock Account shall be the amount obtained by multiplying the total amount of the installment determined in accordance with the immediately preceding sentence by the percentage obtained by dividing the balance in the Stock Account as of the immediately preceding Valuation Date by the total value of the Participant's Accounts as of such date. Similarly, in such case, the amount that shall be distributed from the Participant's Interest Account shall be the amount obtained by multiplying the total amount of the installment determined in accordance with the first sentence of this Section 8.4 by the percentage obtained by dividing the balance in the Interest Account as of the immediately preceding Valuation Date by the total value of the Participant's Accounts as of such date.

         SECTION 8.5.  PARTICIPANT PAYMENT ELECTIONS. Except as provided in
Section 8.6, an election by a Participant concerning the method of payment under
Section 8.2 or the commencement of payments under Section 8.3 must be made at least one (1) year before the Participant's termination of employment, and must be made on forms provided by the Company. If a Participant does not have a valid election in force at the time of termination of employment, then (i) if the value of his aggregate Accounts as of the last Valuation Date of the calendar year in which he terminates employment is less than ten thousand dollars ($10,000), then his Accounts shall be paid in a single lump sum; (ii) if the aggregate value of his Accounts as of the last Valuation Date of the calendar year in which he terminates employment is ten thousand dollars ($10,000) or more, then his Accounts shall be paid in ten (10) annual installments; and (iii) regardless of whether payment is made in a single lump sum or installments, payment shall commence by the fifth business day in March following the calendar year in which the Participant terminates employment.

         SECTION 8.6.  SPECIAL PAYMENT ELECTION RULES.

         (a) Notwithstanding Sections 8.2, 8.3, and 8.5, if a Participant terminates employment less than one (1) year after the date he first becomes eligible to participate in this Plan, then an election made by the Participant under this Section 8 no later than thirty (30) days after the date he first becomes eligible to participate in this Plan shall be valid.

         (b) Notwithstanding Sections 8.2, 8.3, and 8.5, if a Participant terminates employment under circumstances not contemplated at the time the Participant filed with the Company his or her election under Section 8.5 (hereafter "Changed Circumstances"), then the Vice President, Human Resources, with respect to Participants who are not executive officers of the Company, and the Compensation Committee, with respect to Participants who are executive officers of the Company, may allow such Participant to change his or her election made under Section 8.5. The determination of whether or not to change such election shall be made by the Vice President, Human Resources or the Compensation Committee, as applicable, in his or its sole discretion, taking into account such factors as deemed appropriate, and without regard to any prior determinations made by such parties. Until announced otherwise by the Vice President, Human Resources, "Changed Circumstances" shall mean (and shall only


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mean) a Company-initiated termination of employment.

         (c) Notwithstanding Sections 8.2, 8.3, and 8.5, if and to the extent the Vice President, Human Resources or the Compensation Committee approves the deferral of Severance Pay pursuant to Section 1.7, such approval shall set forth the terms of the payment of such Severance Pay under the Plan, including the time of commencement of payment and the form of payment.

         (d) Any new payment election made by a Participant on or after October 1, 2001, shall, once effective, apply to both the Participant's EDCP Account and ESOP Account. If a Participant makes no new payment election on or after October 1, 2001, then (i) from October 1, 2001 through December 31, 2002, the most recent payment election made by a Participant under the Eastman ESOP Excess Plan shall continue to govern payment of the Participant's ESOP Account under this Plan; and (ii) effective January 1, 2003, the ESOP Accounts shall be merged into the EDCP Accounts, and any payment election made prior to that time with respect to the ESOP Account shall be disregarded, other than for an ESOP Account which is in pay status on January 1, 2003. Notwithstanding the foregoing, a former Participant who terminated employment prior to October 1, 2001, may continue to make a separate payment election with respect to his ESOP Account thereafter.

SECTION 9. PAYMENT OF DEFERRED COMPENSATION AFTER DEATH. If a Participant dies prior to complete payment of his or her Accounts, the balance of such Accounts, valued as of the Valuation Date immediately preceding the date payment is made, shall be paid in a single, lump sum Payment to: (i) the beneficiary or contingent beneficiary designated by the Participant on forms supplied by the Compensation Committee; or, in the absence of a valid designation of a beneficiary or contingent beneficiary, (ii) the Participant's estate within 30 days after appointment of a legal representative of the deceased Participant.

Any new beneficiary election made by a Participant on or after October 1, 2001, shall apply to both the Participant's EDCP Account and ESOP Account. If a Participant makes no new beneficiary election on or after October 1, 2001, then
(i) from October 1, 2001 through December 31, 2002, the most recent beneficiary election made by a Participant under the Eastman ESOP Excess Plan shall continue to govern payment of the Participant's ESOP Account under this Plan; and (ii) effective January 1, 2003, the ESOP Accounts shall be merged into the EDCP Accounts, and any beneficiary election made prior to that time with respect to the ESOP Account shall be disregarded, other than for an ESOP Account which is in pay status on January 1, 2003. Notwithstanding the foregoing, a former Participant who terminated employment prior to October 1, 2001, may continue to make a separate beneficiary election with respect to his ESOP Account thereafter.

SECTION 10.  ACCELERATION OF PAYMENT FOR HARDSHIP.

         SECTION 10.1. HARDSHIP. Upon written approval from the Company's Vice President, Human Resources, with respect to Participants other than executive officers of the Company, and by the Compensation Committee, with respect to Participants who are executive officers of the Company, and subject to the restrictions in the next two sentences, a Participant, whether or not he or she is still employed by the Company or any of its U.S. Subsidiaries, may be permitted to receive all or part of his or her Accounts if the Company's Vice President, Human Resources, or the Compensation Committee, as applicable, determines that an emergency event beyond the Participant's control exists which would cause such Participant severe financial hardship if the payment of his or her Accounts were not approved. Any such distribution for hardship shall be


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limited to the amount needed to meet such emergency.

         SECTION 10.2. OTHER PAYMENTS. Any participant in the Plan may at his or her discretion withdraw at any time all or part of that person's Accounts under the Plan; provided, if this option is exercised the individual will forfeit to the Corporation 10% of his or her aggregate Accounts, and will not be permitted to make deferrals to or receive ESOP allocations under this plan for a period of 36 months from date any payment to a participant is made under this section.

         SECTION 10.3. ACCELERATED PAYMENT. If under Eastman Executive Deferred Compensation Plan one-half or more of the Participants or one-fifth or more of the Participants with one-half or more of the value of all benefits owed exercise their option for immediate distribution in any consecutive six-month period this will trigger immediate payment to all Participants of all benefits owed under the terms of the plan, immediate payout under this section will not involve reduction of the amounts paid to Participants as set forth in section
10.2. Any individual that has been penalized in this six-month period for electing immediate withdrawal will be paid that penalty, and continuing participation will be allowed, if payout to all Participants under this section occurs.

         SECTION 10.4. SECTION 16 INSIDERS. A Section 16 Insider may only receive a withdrawal from his or her Stock Account pursuant to this Section 10 if he or she has made no election within the previous six months to effect a fund-switching transfer into the Stock Account or the Eastman Stock Fund of the Eastman Investment Plan or the Savings and Investment Plan Appendix, or any other "opposite way" intra-plan transfer into a Company equity securities fund which constitutes a "Discretionary Transaction" as defined in Rule 16b-3 under the Exchange Act. If such a distribution occurs while the Participant is employed by the Company or any of its U.S. Subsidiaries, any election to defer compensation for the year in which the Participant receives a withdrawal shall be ineffective as to compensation earned for the pay period following the pay period during which the withdrawal is made and thereafter for the remainder of such year and shall be ineffective as to any other compensation elected to be deferred for such year.

         SECTION 10.5. EDCP AND ESOP ELECTIONS. A Participant's election to withdraw less than all of the funds in his or her Accounts under Sections 10.1 or 10.2 above shall be applied pro rata to all of the Participant's sub-accounts under the Plan (i.e., to the two investment accounts under the EDCP Account, and to the two investment accounts under the ESOP Account).

SECTION 11. NON-COMPETITION AND NON-DISCLOSURE PROVISION. Participant will not, without the written consent of the Company, either during his or her employment by the Company or any of its U.S. Subsidiaries or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company or any of its subsidiaries, except as such disclosure or use may be required in connection with his or her work as an employee of the Company or any of its U.S. Subsidiaries. During Participant's employment by the Company or any of its U.S. Subsidiaries, and for a period of two years after the termination of such employment, he or she will not, without the written consent of the Company, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in


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which he or she has worked for the Company or any of its U.S. Subsidiaries. The agreement in this Section 11 applies separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of the Company. If the Participant does not comply with the terms of this Section 11, the Company's Vice President, Human Resources, with respect to Participants other than executive officers of the Company, or the Compensation Committee, with respect to executive officers of the Company may, in his or its sole discretion, direct the Company to pay to the Participant the balance credited to his or her Interest Accounts and/or Stock Accounts.

SECTION 12. PARTICIPANT'S RIGHTS UNSECURED. The benefits payable under this Plan shall be paid by the Company each year out of its general assets. To the extent a Participant acquires the right to receive a payment under this Plan, such right shall be no greater than that of an unsecured general creditor of the Company. No amount payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. No Participant shall have the right to exercise any of the rights or privileges of a shareowner with respect to the units credited to his or her Stock Accounts.

SECTION 13. NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any employee any right to remain in the employ of the Company or any of its U.S. Subsidiaries. The Company and each employer U S. Subsidiary reserve the right to terminate any Participant at any time.

SECTION 14. STATEMENT OF ACCOUNT. Statements will be sent no less frequently than annually to each Participant or his or her estate showing the value of the Participant's Accounts.

SECTION 15. DEDUCTIONS. The Company will withhold to the extent required by law an applicable income and other taxes from amounts deferred or paid under the Plan.

SECTION 16.  ADMINISTRATION.

         SECTION 16.1. RESPONSIBILITY. Except as expressly provided otherwise herein, the Compensation Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

         SECTION 16.2. AUTHORITY OF THE COMPENSATION COMMITTEE. The Compensation Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Compensation Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of benefits payable under the Plan, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

         SECTION 16.3. DISCRETIONARY AUTHORITY. The Compensation Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and benefits under the Plan. It is the intent that the decisions of the Compensation Committee and its


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action with respect to the Plan shall be final and binding upon all persons having or claiming to have any right or interest in or under the Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

         SECTION 16.4. AUTHORITY OF VICE PRESIDENT HUMAN RESOURCES. Where expressly provided for under Sections 8, 10 and 11, the authority of the Compensation Committee is delegated to the Company's Vice President, Human Resources, and to that extent the provisions of Section 16.1 through 16.3 above shall be deemed to apply to such Vice President.

         SECTION 16.5. DELEGATION OF AUTHORITY. The Compensation Committee may provide additional delegation of some or all of its authority under the Plan to any person or persons provided that any such delegation be in writing.

SECTION 17. AMENDMENT. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner without shareowner approval; provided however, that the Board may condition any amendment on the approval of shareowners if such approval is necessary or advisable with respect to tax, securities, or other applicable laws. However, no amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant's accruals in his or her Accounts as of the date of such amendment, modification, or termination.

SECTION 18. GOVERNING LAW. The Plan shall be construed, governed and enforced in accordance with the law of Tennessee, except as such laws are preempted by applicable federal law.

SECTION 19.  CHANGE IN CONTROL.

         SECTION 19.1. BACKGROUND. The terms of this Section 19 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

         SECTION 19.2. AMENDMENT ON OR AFTER CHANGE IN CONTROL. On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant's Accounts without the written consent of the Participant, or, if the Participant is deceased, the Participant's beneficiary under this Plan (if any).

         SECTION 19.3. ATTORNEY FEES. The Corporation shall pay all reasonable legal fees and related expenses incurred by a participant in seeking to obtain or enforce any payment, benefit or right such participant may be entitled to under the plan after a Change in Control; provided, however, the participant shall be required to repay any such amounts to the Corporation to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the participant was frivolous or advanced in bad faith.


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SECTION 20.  COMPLIANCE WITH SEC REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with such rule, the provision shall be deemed null and void. All transactions under the plan, including, but not by way of limitation, a Participant's election to defer compensation or transfer Account balances under
Section 7 and hardship withdrawals under Section 10, shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan to the Rule's requirements.

SECTION 21. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon the successors and assigns of the parties hereto.


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                                   SCHEDULE A

  Name of Subsidiary                            Effective Date
  ------------------                            --------------
  Holston Defense Corporation                 January 1, 1994

  McWhorter Technologies, Inc.                Effective as of the date of
                                              acquisition by the Company, with
                                              respect to signing and retention
                                              bonuses, and effective as of
                                              January 1, 2001, with respect to
                                              other deferrable amounts

  Eastman Chemical Resins, Inc.               July 1, 2001


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